SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    ---------



                                    FORM 8-K




                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) of the

                         SECURITIES EXCHANGE ACT OF 1934





Date of Report (Date of earliest event reported) September 14, 1999





                               STARMET CORPORATION
               (Exact name of registrant as specified in charter)



 Massachusetts                     0-8836                    04-2506761
 (State or other                (Commission file           (IRS employer
 jurisdiction of                   number)               identification no.)
 incorporation)



2229 Main Street, Concord Massachusetts            01742
(Address of principal executive offices)         (Zip code)



Registrant's telephone number, including area code: (978) 369-5410


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Item 4.  Changes in Registrant's Certifying Accountant

         On September 14, 1999, the firm of Arthur Andersen LLP was dismissed as independent public accountants for Starmet Corporation (the "Registrant"). The firm of BDO Seidman LLP has been appointed as the Registrant's new independent public accountants, effective upon such dismissal. The decision to change accountants was approved by Registrant's Board of Directors upon the recommendation of its Audit Committee.

        The Report of Arthur Andersen LLP dated January 8, 1999 on the Registrant's consolidated financial statements as of September 30, 1998 and 1997, and for each of the three years ended September 30, 1998 was modified to include a paragraph which raised substantial doubt about the Registrant's ability to continue as a going concern. There were no reportable events (as defined in Regulation S-K, Item 304(a)(1)(v)) or disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure during the past two fiscal years and through September 14, 1999. The decision to replace Arthur Andersen LLP was made upon the basis of an anticipated reduction in the cost of services and the reputation of BDO Seidman LLP as auditors of middle-market companies.

         A letter from Arthur Andersen LLP addressed to the Securities and Exchange Commission in accordance with Item 304(a)(3) of Regulation S-K is filed as an exhibit hereto.



Item 7. Financial Statements, Pro Forma Financial Statements and Exhibits.

         (c) Exhibits

          The following exhibit is filed herewith:

Exhibit Number             Description
--------------             -----------

     16 Letter from Arthur Andersen LLP addressed to the Securities and Exchange Commission in accordance with
                           Item 304(a)(3) of Regulation S-K.


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



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      STARMET CORPORATION



                                      By: /s/ Robert E. Quinn
                                          Robert E. Quinn
                                          President and Chief Executive Officer
Date: September 20, 1999

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